Exhibit 10.30

Lease Agreement

THE PLAZA ON FOURTH

3940 Fourth Avenue

Suite 150

San Diego, CA 92103

Tenant

Medicine Made Easy

DBA Priority Pharmacy

Landlord

Acadia Corporation

ACADIA CORPORATION	3954 Fourth Ave., San Diego, Ca 92103	(619) 574-0404

• Contractors • Real Estate Brokers

Nationally Designing, Building, Leasing and Managing • Stores, Restaurants, Offices and Parking

January 9, 2006

Contents

1.	PARTIES		1

	1.1	PARTIES	1

2.	PREMISES		1

	2.1	LETTING	1
	2.2	EXISTING CONDITION	1
	2.3	TENANT’S ACCEPTANCE OF PREMISES	1

3.	TERM		2

	3.1	LEASE OF PREMISES FOR LEASE TERM	2
	3.2	EARLY POSSESSION	2
	3.3	DELAY IN POSSESSION	2
	3.4	LESSEE COMPLIANCE	2
	3.5	HOLDING OVER	2

4.	RENT		2

	4.1	RENT DEFINED	2
	4.2	PAYMENT OF RENT	2
	4.3	PAYMENT OF BASE RENT	3
	4.4	ADJUSTMENT OF BASE RENT	3
	4.5	ADDITIONAL RENT	3
	4.6	EXPIRATION; ADVANCE PAYMENTS	5

5.	DEPOSIT		5

6.	USE		5

	6.1	PERMITTED USE	5
	6.2	MANNER OF USE	6
	6.3	USE OF COMMON AREA AND PUBLIC RIGHT OF WAY	6
	6.4	SIGNS AND AUCTIONS	6
	6.5	REQUIRED HOURS OF OPERATION	7
	6.6	HAZARDOUS SUBSTANCES	7

7	MAINTENANCE; UTILITY INSTALLATIONS; REPAIRS AND ALTERATIONS		8

	7.1	TENANT OBLIGATIONS	8
	7.2	LANDLORD’S OBLIGATIONS	9
	7.3	COMMON AREA	10
	7.4	UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS	10
	7.5	SURRENDER AND RESTORATION	11

8.	INSURANCE; INDEMNITY		12

	8.1	PAYMENT FOR INSURANCE	12
	8.2	LIABILITY INSURANCE	12
	8.3	PLATE GLASS	12
	8.4	PROPERTY; BUSINESS INTERRUPTION	12
	8.5	INSURANCE POLICIES	12
	8.6	SUBROGATION	13
	8.7	INDEMNITY	13
	8.8	LANDLORD LIABILITY EXEMPTION	13
	8.9	INCREASE IN RISK	14

9.	PERSONAL PROPERTY		14

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10.	UTILITIES; SERVICES		14

11.	DESTRUCTION OF LEASED PREMISES		14

	11.1	INSURED LOSS; CONDEMNED BY PUBLIC AUTHORITY	14
	11.2	UNINSURED LOSS	15

12.	LANDLORD INSPECTION; ACCESS		15

13.	EMINENT DOMAIN		15

	13.1	RIGHT TO AWARD	15
	13.2	EFFECT OF CONDEMNATION	15

14.	ASSIGNMENT; SUBLETTING		16

15.	TENANT DEFAULTS		16

	15.1	DEFINITION	16
	15.2	EVENTS OF DEFAULT	16
	15.3	LANDLORD’S RIGHTS AND REMEDIES UPON EVENT OF DEFAULT	17
	15.4	LANDLORDS’ DAMAGES IN EVENT OF TERMINATION OF LEASE	18
	15.5	LANDLORD’S RIGHT TO CURE	18

16.	LANDLORD LIABILITY; FAILURE TO PERFORM		18

	16.1	LANDLORD’S LIABILITY	18
	16.2	LANDLORD’S FAILURE TO PERFORM	18
	16.3	REMEDIES	18

17.	CHANGE OF TERMS; RULES AND REGULATIONS		19

	17.1	CHANGE OF TERMS	19
	17.2	CHANGE OF RULES AND REGULATIONS	19

18.	SUBORDINATION		19

19.	PROTECTION OF LENDERS AND PURCHASERS		19

	19.1	ESTOPPEL	19
	19.2	FINANCIAL STATEMENTS	20

20.	NON-RESPONSIBILITY		20

21.	FINANCIAL INFORMATION		20

22.	OTHER CHARGES; INTEREST		20

	22.1	BUSINESS TAXES AND FEES	20
	22.2	INTEREST	21
	22.3	LANDLORD’S COSTS	21
	22.4	PROFESSIONAL FEES	21

23.	LANDLORD’S LIEN		21

24.	EASEMENTS		21

25.	BUILDING DIRECTORY		22

26.	INJUNCTION		22

27.	SEVERABILITY		22

28.	NO RECORDATION		22

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29.	DESIGNATED PARTIES		22

30.	INTERPRETATION		22

31.	WAIVERS		22

	31.1	PARTIAL PAYMENTS	22
	31.2	PARTIAL PERFORMANCE	23
	31.3	EXERCISE OF LANDLORD’S RIGHTS	23
	31.4	WAIVER OF JURY TRIAL	23

32.	BINDING EFFECT; CHOICE OF LAW		23

33.	FORCE MAJEURE		23

34.	AUTHORITY		23

35.	JOINT AND SEVERAL LIABILITY		23

36.	GUARANTOR		23

37.	NON-DISCRIMINATION		24

38.	OTHER BROKER		24

39.	NOTICES		24

40.	FINAL UNDERSTANDING		24

41.	OTHER PROVISIONS		24

	41.1	LANDLORD’S WORK	24
	41.2	TENANT IMPROVEMENTS	24

42.	SPECIAL PROVISIONS		24

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Lease Agreement

1. Parties

1.1 Parties

This Lease Agreement (hereafter referred to as the “Lease”), dated for reference purposes only, January 9, 2006 is made by and between Acadia Corporation, a California Corporation, as landlord (hereafter referred to as the “Landlord”), Medicine Made Easy, a California Corporation doing business as Priority Pharmacy as tenant (hereafter referred to as the “Tenant”) (collectively the “Parties,” or individually a “Party”).

2. Premises

2.1 Letting

That for and in consideration of the rent, terms, conditions and covenants set forth in this Lease, Landlord hereby agrees to lease, and Tenant hereby rents from Landlord a portion of a multi-tenant commercial real property development, which is deemed to be a shopping center, for the permitted use of a retail pharmacy. The real property development consists of land, building and other improvements and is commonly known as PLAZA ON FOURTH, 3940-58 Fourth Avenue, San Diego, CA 92103 (hereafter referred to as the “The Project”). The leased premises consist of the area of exclusive use of the Tenant of this Lease. The area of exclusive use is the northeast portion of the Plaza floor, which is Suite 150 located at 3940 Fourth Avenue, San Diego, CA 92103 (hereafter referred to as the “Leased Premises”). Attached hereto and made a part hereof by this reference is Exhibit “A” describing the area of exclusive use of the Tenant of this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating the rental is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Existing Condition

Tenant acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Leased Premises (including but not limited to the electrical, HVAC, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Leased Premises, and (c) Landlord has not made any representations, promises or warranties concerning Tenant’s ability to honor the Lease or suitability to occupy the Leased Premises. Tenant has examined and knows the present condition of the Leased Premises and the equipment thereon, if any. No representation has been made to Tenant, or Tenant’s agents by Landlord, or Landlord’s agent, concerning the condition of the Leased Premises and the equipment thereon, if any, or that any particular use can be made thereof except as specifically set forth in writing in this Lease. Neither Landlord nor Landlord’s agent shall be under any duty to instruct Tenant or others as to the use of any equipment on the Leased Premises.

2.3 Tenant’s Acceptance of Premises

Tenant hereby accepts the Leased Premises in its condition existing as of:(a) the Lease Commencement Date or (b) the date that Tenant takes possession of the Leased Premises or (c) the date Tenant inspects the Leased Premises, whichever is earlier. By taking possession of the Leased Premises, Tenant accepts the Leased Premises and every part thereof in good, sanitary order, condition and repair. Tenant is fully familiar with the physical condition of the Leased Premises. Tenant accepts the Leased Premises, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Premises, and any covenants or restrictions of record; and Tenant accepts this Lease subject thereto and subject to all matters disclosed thereby and subject to any exhibits attached thereto. The Landlord has made no representations whatsoever in connection with the condition of the Leased Premises and the Landlord shall not be liable for any latent or patent defects therein. Tenant acknowledges that neither the Landlord nor Landlord’s agents have made any representation or warranty as to the present or future suitability of the Leased Premises for the conduct of the Tenant’s business. Landlord disclaims any warranty of fitness for use, occupancy, or habitation with respect to the Leased Premises.

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3. Term

3.1 Lease of Premises for Lease Term

The original term (hereafter referred to as the “Original Term”) of this lease shall commence on February 1, 2006 (hereafter referred to as the “Commencement Date”) and end on January 31, 2009 (“Expiration Date”). However, if the commencement day falls on a day other than the first day of a month, then the term shall terminate thirty-six (36) calendar months and any partial month after the last day of the same calendar month in which the commencement day falls.

3.2 Early Possession

If Tenant totally or partially occupies the Leased Premises prior to Commencement Date all terms of this Lease, (including but not limited to the obligations to pay Rent as defined in Paragraph 4 below and insurance premiums and to maintain the Leased Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 Delay in Possession

Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Leased Premises to Tenant on the Commencement Date. Landlord’s non-delivery of the Leased Premises to Tenant on Commencement Date shall not affect the validity of this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Leased Premises is delivered to Tenant. The term shall be extended for a period equal to the delay in delivery of possession of the Leased Premises to Tenant. For either finished or previously leased space, the Commencement Date shall be the date Landlord gives Tenant possession of the Leased Premises.

3.4 Lessee Compliance

Landlord shall not be required to deliver possession of the Leased Premises to Tenant until Tenant complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Tenant shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Tenant is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Landlord may elect to withhold possession until such conditions are satisfied.

3.5 Holding Over

Tenant shall vacate the Leased Premises at the end of the term. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by the Landlord from any delay by Tenant in vacating the Leased Premises. If the Tenant does not vacate the Leased Premises at the end of the term and Landlord thereafter accepts rent from Tenant, then Tenant’s occupancy of the Leased Premises shall be a “month to month” tenancy subject to all the terms of this Lease applicable to a month to month tenancy, and the Base Rent then in effect shall be increased by thirty percent (30%) above the Base Rent for the last month of the term.

4. Rent

4.1 Rent Defined

All monetary obligations of Tenant to Landlord under the terms of this Lease (except for the initial Deposit) are deemed to be rent (“Rent”). Base rent (“Base Rent”) is the rent detailed in Paragraph 4.3 and any Adjustment of Base Rent as detailed in Paragraph 4.4. Additional rent (“Additional Rent”) is the amount of any payment other than Base Rent that Tenant is required to pay to Landlord in any provision of this Lease. It is the intention of Landlord and Tenant that the Rent to be paid to Landlord is absolute net.

4.2 Payment of Rent

Tenant shall cause payment of Base Rent and other Rent or charges, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, in advance without offset or deduction, on or before the day on which it is due. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days in said month. Payment of

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Rent shall be made to Landlord at its address stated herein:	Acadia Corporation
3954 Fourth Avenue
San Diego, CA 92103

or to such other persons or entities or such other places as Landlord may from time to time designate in writing. “Paid” means (i) received by Landlord by personal delivery during Landlord’s normal business hours on or before the due date or (ii) received by Landlord from the U.S Postal Service or before the due date, and (iii) the check(s) not dishonored when presented. Additional Rent shall be due as specified in the Lease; if the Lease does not specify a due date then the Additional Rent shall be due with the next monthly installment of Base Rent. Since payment can be made before the due date, the due date falling on a Saturday, Sunday, or holiday does not change the date due. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Tenant’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Tenant to Landlord is dishonored for any reason, Tenant agrees to pay to Landlord the sum of $25 in addition to any Late Charge (if applicable) per Paragraph 4.4 (h), and Landlord, at its option, may require that all future payments which Tenant is required to make under the terms of this Lease shall be by cashier’s check or certified check drawn on a Federally insured institution. Payment will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Additional Rent, and any remaining amount to any other outstanding charges or costs.

4.3 Payment of Base Rent

Base Rent for the first twelve months shall be $2,165.54 NNN monthly paid in advance. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent for the first full calendar month of the Lease term in the total amount of $2,065.54. All subsequent Base Rent shall be due on or before the first day of the month in advance. Base Rent (adjusted per Paragraph 4.4) is due on or before the first day of the month in advance without any offset or deduction except, after the first full calendar month, if the full monthly Base Rent and Additional Rent (per paragraph 4.4 below) is paid on or before the due date then the Base Rent payment for that month is reduced $100.00.

4.4 Adjustment of Base Rent

The monthly Base Rent to be paid to Landlord by Tenant shall be increased annually effective on the anniversary of the Commencement Date of this Lease by a percentage equal to the percentage increase in the Consumer Price Index All Urban Consumers, published for Los Angeles, California by the US Department of Labor. If no publication is made for Los Angeles, California, the publication for the nearest city shall be used. If the US Department of Labor ceases to publish the afore mentioned Consumer Price Index, Landlord may substitute a similar reference rate at its sole discretion. The base of the Index for computation of the increase shall be November, 2005 (hereafter referred to as the “Base Index”). The Index for the same month (hereafter referred to as “Current Index”) shall be used annually to determine the increase as follows:

Current Index x ($ 2,165.54 - $100) = a	a + $100. = Monthly Base Rent for the ensuing year
November 2005

The monthly Base Rent to be paid for the ensuing year shall not exceed the then current monthly Base Rent by more than eight percent (8%) and shall exceed the then current monthly Base Rent by not less than four percent (4%). Landlord shall notify Tenant of any increase in the monthly Base Rent resulting from such computation. Tenant shall thereafter pay the increased monthly Base Rent resulting from such computation and within thirty (30) days of the notice of the computation the Tenant shall pay Landlord the amount of such increase retroactively to the effective date thereof. If the Index is discontinued or replaced or if the items incorporated in the Index are revised, an equitable adjustment shall be made to result in developing a formula so that the annual rental adjustment reflects any decline in the purchasing power of $2,065.54 from the Commencement Date of this Lease.

4.5 Additional Rent

Additional Rent includes items (a) through (h) below, and the amount of any other payment other than Base Rent which Tenant is required to pay to Landlord in any provision of this Lease which accrues during the term of the Lease.

(a) Common Area Costs. The common area costs, (hereafter referred to as “CAC”), does not include 3950-58 Fourth Avenue except as to the allocation by Landlord of costs associated with the parking lot and the pedestrian access corridor to Fourth Avenue. Included in Common Area Costs (“CAC”) are all the expenses for the maintenance and operation of the Common Area, (“Operating Costs”): [i] bills for real property taxes on the land and shell building and personal property taxes on the personalty related to the Common Area including any other fees, assessments or charges or anything else on the real property tax bill and personal property tax bill but excluding interior improvements to the shell building, furnishings and fixtures and personal property used by tenants, [ii] premiums and deductible for insurance related to 3940 Fourth Avenue, [iii] utilities used in the Common Areas, [iv] expenses, including the expenses of in-house personnel at the prevailing rates, for maintenance, operation, repairs, management and all other

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things necessary in the Landlord’s sole and absolute discretion for operation and maintenance of the Common Area, [v] an administration charge not to exceed 15% on all the of the above expenses, [vi] reserves for replacement related to the common area and [vii] the cost of capital expenses to the extent caused by newly enacted laws (which cost including 10% interest shall be pro-rated over its useful life). Landlord may charge, as part of common area expenses, all costs associated with the upkeep, maintenance, taxes and ongoing operation of the parking lot without any offset from any revenue generated from such activity. None of the following shall be included in the CAC: [i] brokerage expense, [ii] leasehold improvement for any tenants, [iii] financing or other charges for any mortgage, trust deeds or notes, [iv] any income, estate, franchise, or inheritance taxes, [v] administrative, overhead or similar expense of Landlord related to leasing the Project.

Upon execution of this Lease, Tenant shall pay Landlord the estimated CAC for the first calendar month in the amount of $594.40. On the Commencement Date, Tenant shall pay Landlord for the period beginning on the Commencement Date through the last day of the partial month if the Commencement Date falls on a day other than the first day of the month. On the first day of each and every month commencing February 1, 2006 in advance, Tenant shall pay to Landlord as Common Area Costs one-twelfth of the estimated CAC. The monthly CAC is currently estimated at $594.40. This figure shall be adjusted March 1st, annually, based upon Landlord or Agent’s best estimate of costs for the then current year. Within 60 days after the end of each calendar year, Tenant shall be provided an accounting statement personally delivered or sent by facsimile to the Leased Premises or sent to Tenant by first class mail postage prepaid to Tenant’s address as stated in Paragraph 39 of this Lease, showing the adjustment, the actual annual operating costs for the year and the amount actually paid by Tenant. However, Landlord’s failure to provide such CAC accounting statement within 60 days shall in no way excuse Tenant from its obligation to pay its pro rata share of CAC or constitute a waiver of Landlord’s right to bill and collect such pro rata share of CAC from Tenant in accordance with this paragraph. If the amount paid by Tenant exceeds the Tenant’s share of actual costs, the excess shall be credited against Tenant’s next CAC payment(s). If the amount paid by Tenant is less than the Tenant’s proportionate share of the actual costs, then Tenant shall pay the deficit as Additional Rent within 15 days after the accounting is sent to Tenant by First Class Postage prepaid.

(b) Taxes & Assessments on Landlord-Provided Interior Improvements. Tenant shall pay all taxes, assessments and charges appearing on the tax bill for the Landlord-Provided Interior Improvements to the Leased Premises. Based on the most recent tax bill for July 1, 2005 through June 30, 2006, the assessed value for Landlord-Provided Interior Improvements to the Leased Premises is $18,544,65. The most recent tax bill for July 1, 2005 through June 30, 2006 for Landlord-Provided Interior Improvements to the Leased Premises was $205.80. Tenant shall pay Landlord monthly one-twelfth of the taxes and assessments on Landlord-Provided Interior Improvements on or before the first day of each and every month in advance; the amount is $17.15. Upon execution of this Lease, Tenant shall pay Landlord for February, 2006 in the amount of $17.15.

(c) Taxes on Any Additional Interior Improvements. Tenant shall pay Landlord according to the time schedule outlined in B above, for all taxes, assessments and charges for any additional interior improvements added to the Leased Premises by Tenant.

(d) Furniture, Fixtures, Business Equipment and Supplies: Based on the most recent personal property tax bill for July 1, 2005 through June 30, 2006, the assessed value for business fixtures (restaurant equipment) in the Leased Premises is $0.00.

(e) Taxes on Additional Furniture, Fixtures, Business Equipment & Supplies: Tenant shall pay Landlord, within 30 days of the delinquent date, for any increase in taxes billed to Landlord but caused by Tenant or Tenant’s agent acquiring additional furniture, fixtures, business equipment or supplies for the Leased Premises. If billed to Tenant, Tenant shall pay the bill before delinquency.

(f) Prorated Water and Sewer Costs. They are paid in CAC.

(g) Electricity and Gas Costs: Tenant pays for electric through a separate electrical meter. There is no gas meter.

(h) Charges for Overdue Rent: Tenant hereby acknowledges that late payment or non-payment of Rent or other amounts due to Landlord by Tenant will cause Landlord to incur unanticipated costs. It is impractical or extremely difficult to ascertain the exact amount of such costs. Such costs may include but are not limited to processing and accounting costs and overdue charges that may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering The Project. Therefore, to the extent Landlord does not receive any full Rent payment or other amounts due to Landlord within nine (9) days after becoming due, Tenant shall pay Landlord a charge equal to ten percent (10%) of the overdue amount. The parties agree that such charges represent a fair and reasonable estimate of the costs Landlord will incur by reason of such overdue payment. Acceptance of such charges by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance. Charges for Overdue Rent are Additional Rent.

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4.7 Expiration; Advance Payments

If the Tenant has completed its Lease term and owes no monies to Landlord, an equitable adjustment shall be made concerning advance Rent, any other advance payments made by Tenant to Landlord and accrued real property taxes within twenty-one days after Tenant has vacated the Leased Premises. If any controversy arises between Tenant and Landlord about the equitable adjustment, then Tenant agrees the controversy shall be submitted to mediation by judicial arbitration mediation service or equivalent mediator and mediation shall be the exclusive forum for resolving the controversy.

5. Deposit

(a) The deposit is $2,926.00 for Tenant’s faithful performance of Tenant’s obligations under this Lease (hereafter referred to as “Deposit”). Landlord shall hold the Deposit as collateral security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of the Lease.

(b) If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of the Lease including, but not limited to, payment of any Rent and other sums of money payable by Tenant under the Lease, Landlord may but shall not be required to, use, apply or retain the whole or any part of the Deposit to the payment of any sum in default, or any other sum, including but not limited to, any and all damages that Landlord may recover upon termination pursuant to the provisions of the Civil Code Section 1951.2. Whenever, and as often as, Landlord has used the Deposit to cure Tenant’s default hereunder without termination of the Lease, Tenant shall, within ten (10) days after notice from Landlord, deposit additional money with Landlord sufficient to restore the Deposit to the full amount as it was prior to curing the Tenant’s default. The failure of Tenant to restore any such deficiency shall constitute a default hereunder. The parties expressly waive the provisions of Civil Code Section 1950.7.

(c) If Landlord transfers its interest under the Lease, Landlord may assign the Deposit to the new Landlord and thereafter Landlord shall have no further liability for the return of the Deposit, and Tenant agrees to look solely to the new landlord for the return off the Deposit. The provisions of the preceding sentence shall apply to every transfer or assignment of Landlord’s interest under the Lease.

(d) When the Base Rent increases during the term of this Lease, Tenant shall, upon written request from Landlord, deposit additional monies with Landlord so that the total amount of the Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Tenant or to accommodate a sublessee or assignee, Landlord shall have the right to increase the Deposit to the extent necessary, in Landlord’s reasonable judgment, to account for any increased wear and tear that the Leased Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change in the financial condition of Tenant is, in Landlord’s reasonable judgment, significantly reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Deposit to be at a commercially reasonable level based on such change in financial condition. Increases in Deposits are Additional Rent (as defined in Paragraph 4.5).

(e) The Deposit shall not bear interest and shall not be considered an advance payment of Rent (or any other sums payable by Tenant under this Agreement) or a measure of Landlord’s damages in case of a default by Tenant. The Deposit shall not be considered as a trust fund and Tenant expressly acknowledges and agrees that Landlord is not acting as trustee or in any fiduciary capacity in controlling or using Tenant’s Deposit. Landlord, at its option, may maintain the Deposit separate and apart from Landlord’s general and/or other funds, or may commingle the Deposit with Landlord’s general and/or other funds.

(f) If the Tenant has completed its Lease term, Landlord shall return to Tenant that portion of the Deposit that Landlord has not used or applied within twenty-one days after Tenant has vacated the Leased Premises. If any controversy arises between Tenant and Landlord about the itemized accounting of Tenant’s Deposit, then Tenant agrees the controversy shall be submitted to mediation and mediation shall be the exclusive forum for resolving the controversy.

6. Use

6.1 Permitted Use

Tenant shall obtain and pay for all permits required for Tenant’s use of the Leased Premises. Tenant shall use and occupy the Leased Premises for the permitted use set forth in Paragraph 2 and for no other purpose. Tenant shall conduct business only within the Leased Premises and not in Common Areas, Access Facilities or public right of ways. If Tenant pays the Rent and complies with all provisions of this Lease, Tenant may occupy the Leased Premises for the term of the Lease subject to the provisions of this Lease.

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6.2 Manner of Use

Tenant shall not use or permit the use of the Leased Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to The Project or neighboring properties. Tenant shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Leased Premises, including but not limited to the Occupational Safety and Health Act. Tenant shall provide chair mats under chairs located at desks or work stations to protect the carpeting.

6.3 Use of Common Area and Public Right of Way

(a) Common Area Defined. Common area (“Common Area”) includes all area within The Project except vacant space and areas held for the exclusive use of any Tenant. All exterior surfaces of the building, even those exterior surfaces located in areas of exclusive use, including but not limited to, stucco, concrete block, tile, metal bars, glass, mullions, doors and roof are part of the Common Area. The elevator equipment room, the telephone room, communications room, storerooms, pedestrian access corridor, stairs and parking lots are part of the Common Area. The Common Area is subject to the exclusive management and control of the Landlord. Decisions made by Landlord concerning the Common Area are at Landlord’s sole discretion.

(b) Use of Common Area. During the term of this Lease, Landlord hereby grants to Tenant the non-exclusive right in common with others duly authorized by Landlord, to use: 1) the elevator, the decks the elevator opens onto, and the stairs for ingress and egress, 2) the dumbwaiter and access from the alley to dumbwaiter, 3) the driveway behind 3952-58 Fourth Avenue and the walkway beside 3952 for walking ingress and egress to 3940 Fourth Avenue and to the dumpster, all of which are collectively known as Access Facilities, and 4) the dumpster. Except for the non-exclusive right herein granted or granted to others, the Access Facilities and the dumpster are under the management and control of the Landlord. The use of the Common Area is subject to such Rules and Regulations as Landlord may establish from time to time. Tenant shall abide by such Rules and Regulations and shall use its best effort to cause others who use the Common Area with Tenant’s expressed or implied permission to abide by Landlord’s Rules and Regulations. It is Tenant’s duty to keep the Common Area free and clear of any obstructions or barriers placed or created by Tenant or resulting from Tenant’s operations or use of the Lease Premises. Tenant shall not interfere with the rights of Landlord, other Tenants, or any other person to use the Common Area. Landlord may close all or any part of the Common Area at any time to do anything that Landlord believes will improve The Project.

(c) Change in Common Area. From time to time, Landlord may change the size, location, nature and use of any of the Common Area, including converting Common Area into leaseable areas, constructing additional parking facilities (including parking structure) in the Common Area, and increasing or decreasing Common Area and/or facilities. Such changes are expressly permitted if they do not materially affect Tenant’s intended use of the Leased Premises and/or parking for the Leased Premises. Tenant acknowledges that activities in the Common Area may result in occasional inconveniences to Tenant from time to time.

(d) Public Right of Way. Tenant shall not promote any business in the public right of way adjacent to Tenant’s business. This prohibition applies even if present or future city laws allow business promotion in the public right of way. Upon Landlord’s order, Tenant shall promptly remove anything that is in the public right of way. At anytime, Landlord may remove and dispose of anything in the Public Right of Way without notice.

6.4 Signs and Auctions

(a) Allowed Signs. Location and maximum area for Tenant’s name is specified in Exhibit C. Also allowed is one sign showing the hours of operation and one sign indicating whether the business is currently open or closed. The hours and open/closed may also be in one sign. In either case, nothing else is allowed on the hours of operation or the open/closed sign. No other sign is allowed.

(b) Allowed Banners. Tenant may place a temporary banner within the area specified in Exhibit C until Tenant’s permanent sign is installed. This temporary banner may only state the name of the business and it may be displayed for 60 days starting from the first day Tenant is open for business, or until the permanent sign is installed, whichever is earlier. Also, Tenant may have a “Grand Opening” banner for 60 days starting from the first day Tenant is open for business but the location of the Grand Opening banner is subject to Landlord’s approval. Only “Grand Opening” may be on the banner. Other than the temporary banner and the “Grand Opening” banner that are referred to in this paragraph, no other banners are allowed. The banners must be kept level, properly attached and clean. If the banner(s) are still installed after the approved, time, Landlord is authorized to remove and dispose of the banner(s).

(c) Approval of Allowed Signs and Banners. Tenant shall submit detailed drawings and specifications for the name sign, hours of operation sign and open/closed sign and the allowed banners fourteen (14) days prior to commencement of work. Landlord shall respond in writing within ten (10) business days. Landlord will approve, disapprove, or approve with conditions, at Landlord’s sole discretion.

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(d) Other Signs. Tenant is not allowed any other sign that is visible to the public or visible from anywhere on The Project. Other than those described in (a) and (b) above, Tenant shall not place or permit to be placed or maintained any sign, awning, advertising matter, decoration, lettering, banners, flags, pennants or other thing of any kind on the exterior surfaces of the building or on either side of any window glass, or on any metal bars, tile, mullions, reglets or on either side of any door of the building (even if the exterior surface is within the area of exclusive use of the Tenant), or anything that protrudes into the Common Area or the public right of way. All stucco walls and all outside surfaces of cement block walls are included in exterior surfaces. Upon Landlord’s order, Tenant shall promptly remove any sign, awning, advertisement matter, decoration, lettering, banners, flags, pennants or other thing of any kind which is in violation of this Lease. Landlord may remove and dispose of immediately any signs, awnings, advertising matter, decoration, lettering, banners, flags, pennants or other thing of any kind in violation of this Lease.

(e) Compliance. The allowed signs referred to in (a) above shall comply with all applicable city ordinances and any other applicable laws, rules and regulations. Tenant or Tenant’s representative shall apply for any permits required for the allowed signs after receiving Landlord’s approval and provide Landlord with a copy of the permit before starting work. Tenant is responsible for getting the permits signed off by the issuing authority. Tenant shall provide Landlord a copy of the approved final inspection within five business days. If any allowed sign is a portable (plug-in) electric sign, it must be UL rated and have the UL label. If any allowed sign is outside the exterior walls then a sign permit is required. If any allowed sign is a direct-wired sign, it requires an electrical permit. If any allowed sign is neon, it shall remain lit during all hours Tenant is open for business.

(f) Landlord’s Signs. Landlord shall have the right to place “For Rent”, “For Lease” signs inconspicuous places on the Leased Premises during the last three (3) months of the original term and all renewal or extensions thereof. Landlord has the right at all times to place “For Rent, “For Lease” and/or “For Sale” signs inconspicuous places on the Project and to otherwise advertise the Project or any part thereof for lease or sale.

(g) Auctions. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Project.

6.5 Required Hours of Operation

Tenant shall continuously use the Leased Premises for the use specified in Paragraph 2 of this Lease. Tenant shall supervise its employees and cause Tenant’s agents, independent contractors, employees, customers, suppliers and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease.

6.6 Hazardous Substances

(a) Reportable Uses Require Consent. The term “Hazardous Substance” (hereafter referred to as “Hazard Substance”) shall mean any product, substance, chemical material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Lease Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Leased Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in, on or about, the Leased Premises which constitutes a Reportable Use [as hereinafter defined] of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner [at Tenant’s sole cost and expense] with all Applicable Law. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall include Tenant’s being responsible for the presence in, on or about the Leased Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Leased Premises, the Project or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant’s business permitted on the Leased Premises, so long as such use is not a Reportable Use and does not expose the Leased Premises, the Project or neighboring properties to any meaningful risk or damage or expose Landlord to any liability therefore. In addition, Landlord may [but without any obligation to do so] condition its consent to the use or presence of any Hazardous Substance, or activity by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Leased Premises, the Project and the environment against damage, contamination or injury and/or liability there from or therefore, including, but not limited to, the installing [and removal on or before Lease expiration or earlier termination] of reasonably necessary modifications to the Leased Premises and/or an increase in the Deposit.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Leased

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Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, Tenant shall also immediately give Landlord a copy of statement, report, notice, registration, application, permit, business plan, license, claim, action of proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Leased Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on or about the Leased Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Leased Premises.

(c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground Landlord, if any, and the Leased Premises and the Project harmless from and against any and all loss of rent and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving and Hazardous Substances brought onto the Leased Premises or the Project by or for Tenant or under Tenant’s control. Tenant’s obligations under this Paragraph 5 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation [including consultant’s and attorney’s fees and testing], removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation, or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the same time of such agreement.

(d) Tenant’s Compliance with Law. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Law”, which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of records, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants relating in any manner to the Leased Premises now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing [with copies of any documents involved] of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Leased Premises or the Project to comply with any Applicable Law.

(e) Inspection Compliance. Landlord and Landlord’s Lender(s) shall have the right to enter the Leased Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Leased Premises and for verifying compliance by Tenant with this Lease and all Applicable Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant’s activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Leased Premises. The cost and expense of such inspections shall be paid by the party requesting same, unless a Default of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Tenant is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the cost and expense of such inspections.

7. Maintenance; Utility Installations; Repairs and Alterations

7.1 Tenant Obligations

(a) General. By taking possession of the Leased Premises, Tenant accepts the Leased Premises and every part thereof in good, sanitary order, condition and repair. At Tenant’s sole cost and expense, and at all times Tenant shall keep the Leased Premises and every part thereof in good condition and repair including but not limited to: all interior locks and interior doors, electrical and plumbing, hot water heaters, fixtures, HVAC system in the Leased Premises and to and including rooftop unit(s), wall surfaces, walls, ceilings and floors; all windows, glass and plate glass; all exterior doors and exterior locks; all items broken during tenancy regardless of the manner in which same have been broken; the Allowed Sign located on The Project; all exterior areas which are for the exclusive use of Tenant and not included in the Common Area; and all light bulbs. Even if the cause is unknown, Tenant remains responsible for repair and damage to everything in the Leased Premises including but not limited to plumbing. To the extent that a waste line plumbing obstruction affects more than one Tenant, Landlord shall cause the repair to be made as a Common Area expense. Tenant shall provide all janitorial services within the area of exclusive use. Tenant shall keep exclusive use walkways and decks clean and free of debris. Tenant shall pick up debris and sweep sidewalks, decks and stairs in front of Tenant’s business. Tenant shall supply and maintain fire extinguishers as required by local authorities. Tenant shall supply flashlights in case of power outage. Unless specifically provided for in Article 42, Landlord shall have no

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obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Leased Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant about the condition of the Leased Premises or The Project.

(b) Service Contracts. Tenant shall maintain a preventative maintenance contract on all HVAC units serving the Leased Premises. Contract is to be maintained with a state licensed HVAC contractors listed in the Exhibit L attached to this Lease. Said contract is to be performed a minimum of every three (3) months. A copy of the initial contract must be filed with Landlord upon taking possession of the Leased Premises and a copy of the current contract must be kept on file with the Landlord thereafter. Tenant shall provide Landlord with a copy of the quarterly HVAC service reports within thirty (30) days after each servicing. Tenant shall replace parts as and when recommended by the maintenance service. If Tenant fails to perform the required HVAC servicing as stipulated above, then at Tenant’s Expense, Landlord may at Landlord’s option hire a state licensed HVAC contractor to service and/or repair the HVAC units and one hundred thirty percent (130%) the cost for service and repair shall be Additional Rent due to Landlord immediately upon presentation of bill to Tenant.

As an alternative to Tenant being responsible for the HVAC system(s), prior to possession of the Leased Premises Tenant may choose the following option by initialing and dating below:

This option is only available prior to possession of the Leased Premises and will only be valid if initialed and dated by both Landlord and Tenant at the end of the paragraph. As Additional Rent and for a monthly payment of $129.00 Landlord shall assume responsibility for servicing and maintaining the HVAC system(s) serving the Leased Premises. This price shall be adjusted annually each year beginning February 1, 2007 to compensate for annual change in the cost of labor and material. Adjustments shall be based on the following factors and will be a comparison of the rate in the month within which the yearly adjustment falls and the rate in the same month of the prior year. Twenty-percent of the price shall be increased or decreased based on material cost changes. This will be calculated by computing the percentage of change in the index of “Wholesale Commodity Prices for Metals and Metal Products” published by the U.S. Department of Labor, Bureau of Statistics for the month of November prior to the adjustment month. Eighty percent of the price shall be increased or decreased based on labor cost changes. This will be calculated based on computing the percentage change in labor costs as charged by the sub-contractor but not to increase or decrease more than 4% per year.

Tenant’s Initials		Landlord’s Initials	PP
Date:	1/17/06	Date:	January 24, 2006
Time:	5 pm	Time:	4:00 p.m.

(Date and time of Tenant’s signature must be prior to possession of the Leased Premises.)

(c) ADA. At its sole cost Tenant is responsible for complying with the Americans with Disabilities of 1990 and amendments (ADA) within the Leased Premises and in areas where Tenant has exclusive use. Compliance with ADA in the Common Areas is included in the common area charges. Even though Tenant is responsible for the cost and compliance within the Leased Premises, Tenant shall inform Landlord in writing about the circumstances of the charges or of the alleged violations and provide copies of all notices and other written materials received within five (5) days after receipt whether they be; 1) any notices alleging ADA violations in the Leased Premises, 2) any claims made or threatened regarding noncompliance with ADA, or 3) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA that relate to any portion of the Leased Premises.

(d) Equipment. At Tenant’s expense, Tenant shall maintain in optimum operating condition all equipment owned by Landlord but used by Tenant. Equipment owned by Landlord but used by Tenant may be either repaired or replaced by providing Landlord: (1) a description, including serial number of new equipment, (2) a receipt showing payment in full, and (3) a statement that the Tenant chose to replace rather than repair, and as such, the new equipment now belongs to the Landlord and will remain with the Leased Premises at the termination of the Lease.

(e) Tenant’s Failure to Perform. If the Tenant fails to perform Tenant’s obligations under this Paragraph 7, or under any other Paragraph, Landlord may at its option (but shall not be required to) enter upon the Leased Premises after ten (10) days prior written notice to Tenant (except in the case of any emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon on 15% per annum (but not in excess of the maximum rate then allowable by law) shall become due and payable as Additional Rent to Landlord together with Tenant’s next rental installment.

7.2 Landlord’s Obligations

Except for Article 4 pertaining to Common Area Costs, it is intended by both Parties hereto that Landlord has no obligation, in any manner whatsoever, to repair and maintain the Leased Premises, or the equipment therein, all of which obligations are intended to be that of Tenant. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Leased Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

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7.3 Common Area

At any time, Landlord shall have the right to select and license or lease to any person, firm or corporation the operation and maintenance of the Common Area on such terms and conditions and for such time as Landlord shall, in its sole judgment, deem reasonable and proper. Any such lease, license, agreement, or contract shall require the lessee, licensee, or operator to be bound by and perform all the obligations of Landlord relative to the maintenance and operation of the Common Area, and shall make the lessee, licensee or operator responsible to Tenant and all other tenants.

7.4 Utility Installations; Trade Fixtures; Alterations

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, JVAC equipment, plumbing in or on the Leased Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Leased Premises or the Project. The term “Alterations” shall mean any modifications of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.

(b) Not Allowed. Tenant shall not change color, texture or use other materials on any exterior surface of the building, even those exterior surfaces located in areas of exclusive use. Tenant shall not paint or change the decorative or architectural treatment of the storefront.

(c) Consent. Tenant shall not make any utility installations, alterations, improvements, additions, or changes in, on or about the Leased Premises without Landlord’s prior written approval. Neither Tenant nor Tenant’s representative(s) shall apply to any governmental agency for building permit(s) without Landlord’s prior written consent. Any time Landlord’s consent or approval is required by the terms of this Lease, at Landlord’s sole discretion Landlord may consent or approve or withhold consent or withhold approval or deny consent unless certain conditions are met. Landlord may, as a precondition to granting such approval, require Tenant to utilize a contractor chosen and/or approved by Landlord. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant’s: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Landlord with as-built plans and specifications. For work which costs an amount in excess of $1,000.00, Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Tenant posting an additional Deposit with Landlord.

(d) Lien Waivers. Tenant shall keep the Leased Premises free and clear of all mechanics liens and materialsmen liens., which claims are or may be secured by any mechanic’s or materialmen’s lien against the Leased Premises or the Project or any interest therein. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for use on the Leased Premises. Tenant will use its best efforts to secure the agreement of all workers and materialsmen in writing to look solely to the Tenant for payment and to waive the right to lien the Leased Premises. However, Tenant is required to secure such written waiver from all who may supply labor or materials of One Thousand Dollars ($1,000) or more prior to their starting work or providing materials. The lien waivers are to be provided by the Tenant to the Landlord upon Landlord’s request.

(e) Notice to Landlord. Tenant shall give Landlord not less than 10 days notice prior to the commencement of any work in or on or about the Leased Premises, and Landlord shall have the right to post notices of non-responsibility. Should any claim or lien be filed against the Leased Premises or any action or proceeding is instituted affecting the title to the Leased Premises, Tenant shall give Landlord written notice thereof as soon as Tenant obtains knowledge thereof.

(e) Bonds. Before commencing any construction, any work of change, alteration or addition to the Leased Premises costing more than One Thousand Dollars ($1,000), Tenant shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same. The bond or certificate shall not be released until the Leased Premises are free and clear of all mechanic’s and materialmen’s liens. If Landlord elects to participate in such action, Tenant shall pay Landlord’s attorneys’ fees and costs.

(f) Contest of Liens. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord, the Leased Premises and the Project against the same and shall pay and satisfy and such adverse judgment that may be rendered thereon before the enforcement thereof.

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Within fifteen (15) days after filing of the lien for record, Tenant shall furnish Landlord with cash security in the amount of the claim or lien plus estimated costs and interest, or shall furnish Landlord with a bond of a responsible corporate surety in the same amount conditioned upon discharge of the lien. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining and filing a bond conditioned upon the discharge of such lien, in the event Tenant fails or refuses to furnish the same within said fifteen (15) day period. Tenant shall, at its sole expense defend itself and Landlord against the lien and shall pay and satisfy any such adverse judgment that may be rendered thereof before the enforcement thereof against the Landlord or the Premises. Also, Landlord may require Tenant to pay Landlord’s attorneys fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

(g) Failure to Effect Lien Release. In addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as may be prescribed by law. Any such amount paid by the Landlord and all of the Landlord’s reasonable expenses including reasonable attorney’s fees in connection with the discharge of such lien, together with interest thereon, at the rate of fifteen percent (15%) per annum (but not in excess of the maximum rate then allowable by law) from the date of payment shall be repaid by the Tenant to the Landlord on demand as Additional Rent. Nothing contained herein shall imply any consent or agreement by the Landlord to subject its estate to liability under any mechanic’s lien law.

(h) Satisfaction of Liens. Immediately upon entry of final judgment in any such action in which Tenant contests any such claim of lien, and if such judgment shall establish the validity of the lien, or any part thereof, and within fifteen (15) days after the filing of any lien for record which Tenant does not contest, Tenant shall fully pay and discharge such judgment or lien, as the case may be, and Tenant shall reimburse Landlord upon demand for any and all loss, damage and expense, including reasonable attorney’s fees, which Landlord may suffer or be put to by reason thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from satisfying any such judgment or lien, as the case may be, in the event Tenant fails or refuses to satisfy the same as herein provided.

(i) Indemnity. Tenant shall at all times indemnify, save, and hold Landlord harmless from any claims, liens, demands, charges, encumbrances or litigation arising directly or indirectly out of work performed and materials furnished to the Leased Premises. Tenant’s indemnity shall not stop at expiration or termination of this Lease.

7.5 Surrender and Restoration

On the last day of the term hereof or on any sooner termination

(i) Tenant shall peacefully and quietly surrender the Leased Premises to Landlord in the same condition as when received, ordinary wear excepted, clean and free of debris. For the purpose of this Lease, ordinary wear is limited to incremental damage, such as wear, oxidation, fading, etc. which does not require cleaning, repair or replacement to continue to be used in an attractive, first class, high quality business of the type permitted by this Lease. Equipment must be in optimum operating condition. Tenant shall replace or repair nicks in walls, torn carpet, cracked glass, and all such other items that do no fit within the limited definition of wear as set forth above. All walls must be the same color as on the Commencement Date. Tenant shall repair any damage to the Leased Premises or The Project caused by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.

(ii) All alterations, improvements, additions, and changes (whether or not they constitute trade fixtures) which have been made to the Leased Premises by whomever, shall become the property of the Landlord and remain upon and be surrendered in good condition with the Leased Premises. However, upon order of Landlord, Tenant shall promptly remove such alterations, improvements, additions or changes as Landlord orders and restore the Leased Premises to their prior condition except as to any alterations, improvements, additions and changes for which Landlord does not require removal.

(iii) Other than that which is affixed to the Leased Premises so that it cannot be removed without damage to the Leased Premises, Tenant’s machinery and equipment shall remain the property of the Tenant and may be removed by Tenant subject to the provisions of paragraph (v) below and Paragraph 9 (Personal Property) and 23 (Landlord’s Lien) of this Lease.

(iv) Tenant shall complete the cleaning, repair or replacement prior the last day of the term hereof or any sooner termination. If Tenant has not completed items (i) through (iii) above prior to termination, Tenant shall pay Landlord one-thirtieth of the monthly Base Rent and Additional Rent each day for the days needed by Landlord to complete the cleaning, repair or replacement in addition to the costs to complete the cleaning, repair or replacement.

(v) All of Tenant’s trade fixtures, personal property and improvements remaining in the Leased Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefore, and Tenant shall pay Landlord on written demand all costs incurred by Landlord in connection therewith.

(vi) If Landlord has not given Tenant at least thirty days written notice prior to the end of the Lease term to leave all or part of the communications cables, Tenant shall remove all Tenant installed communications cables prior to end of the Lease term.

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8. Insurance; Indemnity

8.1 Payment for Insurance

Tenant shall pay for all insurance required under Paragraph 8.

8.2 Liability Insurance

Tenant shall obtain and keep in force at its sole cost and expense a Commercial General Liability policy of insurance, protecting Tenant and Landlord and, at Landlord’s request, any Ground or Master Lessor or any Lender, as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke of fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord whose insurance shall be considered excess insurance only. All such insurance shall provide for severability of interest; shall provide that an act or omission of one of the named insured shall not reduce or avoid coverage to the other named insured; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

Tenant shall also maintain Workers’ Compensation insurance in accordance with California law, and employers’ liability insurance with a limit not less than $1,000,000 per employee and $1,000,000 per occurrence. All coverage described in this Paragraph shall be endorsed to provide Landlord with thirty (30) days’ notice of cancellation or change in terms.

8.3 Plate Glass

Tenant shall replace, at its own expense, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Leased Premises. All plate and other glass so replaced shall be of the same quality and tint as the original glass; any applied tint must also be replaced. Tenant may insure the plate and other glass in the Leased Premises under an insurance policy naming Landlord as an additional insured or Tenant may “self-insure” against glass damage and breakage, Insurance under the CAC does not cover glass.

8.4 Property; Business Interruption

(a) Property Damage. Tenant shall obtain and maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures, and Tenant Owned Alterations and Utility Installations. Such insurance shall include fire and extended coverage insurance, with vandalism and malicious mischief, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, equipment and tenant improvements with a deductible of not to exceed $500 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations. Tenant shall provide Landlord with written evidence that such insurance is in force. Landlord does not insure Tenant’s fixtures, equipment or tenant improvements.

(b) Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent Tenants in the business of Tenant or attributable to prevention of access to the Leased Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

8.5 Insurance Policies

Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Leased Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to

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the Commencement Date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders’ evidencing renewal thereof. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. In the event Tenant shall fail to procure such insurance or to deliver such policies or certificates, Landlord may, at its option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost (including the deductible should a loss occur) thereof shall be paid to Landlord as Additional Rent upon demand. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or lessees of properties located in San Diego, California, which are similar to and operated for similar purposes as the Project, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph.

Any policy required to be maintained by Landlord or Tenant under this Lease may be maintained under a so-called “blanket policy” insuring other parties and or other locations if the amount of insurance and type of coverage required to be provided hereunder is not hereby diminished, changed or adversely affected.

8.6 Subrogation

Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or Tenant, as the case may be, their respective property, the Leased Premises, or its contents or to other portions of The Project, to the extent the damage, loss or injury is covered by any property casualty coverage insurance, general liability insurance, workman’s’ compensation insurance or other insurance policies carried by Landlord and Tenant and is in force at the time of such damage. Each party shall, on behalf of their respective insurance companies insuring either the Landlord or Tenant against any such loss under this Lease, waive any right of subrogation that it may have against the Landlord or the Tenant, as the case may be.

8.7 Indemnity

Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all proceedings, damages, causes of action, costs or expense (including but not limited to attorneys’ fees) and liabilities incurred by Landlord if Landlord becomes or is made a part to any claim or action: (i) instituted by Tenant, or by any third party against Tenant or Landlord, or (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or (iii) regarding any use of the Leased Premises, (iv) regarding any accident, injury, death or damage to any person or property occurring in, on or about the Leased Premises, or any part thereof, or any service delivery facilities or any other portions of the Project used in the Tenant’s business, or (v) otherwise arising out of or resulting from any act or transaction of Tenant, or (vi) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, or (vii) for all costs of any kind incurred by Landlord with respect to Tenant’s failure to comply with ADA requirements, or (viii) arising from or in connection with, or caused by Landlord’s passive negligence. Tenant shall defend Landlord at Tenant’s expense with counsel reasonably acceptable to Landlord, or at Landlord’s election, Tenant shall pay Landlord’s costs incurred by Landlord in any such claim or action. Landlord need not to have first paid any such claim in order to be defended or indemnified. This indemnity is not affected by termination of the Lease as to liability arising prior to the termination of the Lease.

8.8 Landlord Liability Exemption

Landlord shall not be liable for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Leased Premises or of The Project. Landlord shall not be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects or pipes, sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other causes, whether said damage or injury results from conditions arising upon the Leased Premises or upon other portions of The Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of The Project, or of the equipment, fixtures or appurtenances applicable thereto. Even if the cause of such damage of injury or the means of repairing the same is inaccessible, Landlord shall not be liable for any damages arising from any act or neglect of any other Tenant, occupant or user of The Project, nor from the failure of Landlord to enforce the provisions of any lease of any other Tenant of the Project. Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

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8.9 Increase in Risk

Tenant shall not do or permit to be done any act or thing as a result of which any insurance policy of any kind covering any or the entire Project may become void or suspended or increase Landlord’s liability. Tenant shall not do or permit to be done any act or thing as a result of which the insurance risk under any such policy would (in the opinion of the insurer thereunder) is made greater.

Tenant shall comply with any reasonable requirements of Landlord or Tenant’s insurance company regarding the Leased Premises at Tenant’s own expense.

Pursuant to Paragraph 7.4 (“Utility Installations; Trade Fixtures; Alterations”) of the Lease, Tenant shall not make any alterations, improvements, additions, or changes in, on, or about the Leased Premises. If Tenant does anything to Tenant’s space or The Project, including but not limited to structural alteration, which violates this Lease and/or violates a law, regulation, code or insurance company requirement, Tenant shall pay as Additional Rent the amount of any increase in any premium for insurance resulting from the act. Tenant shall pay Landlord for any loss sustained by Landlord as a result of any uninsured loss caused by Tenant’s breach of covenant.

9. Personal Property

Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Leased Premises resulting from the installation or removal of personal property and fixtures.

10. Utilities; Services

Tenant shall promptly pay all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Leased Premises together with any taxes thereon as the same become due, it being understood and agreed that the Tenant shall promptly make all required deposits for meters and utilities services. If any such services are not separately metered or billed to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered or billed.

Charges for the foregoing shall commence on the date of the commencement of the original term of this Lease. Electricity is 120/208 volt, 3 phase, 125 amp. (equivalent to 375 amp at 120 volts). Tenant shall pay phone service provider for service to phone service provider Point of Entry. As part of the Rent, Landlord shall provide three standard copper phone lines from Point of Entry to a phone junction box located in the Leased Premises. When the phone service provider has activated Tenant’s service then during Landlord’s regular business hours Landlord shall provide Tenant’s phone installer access to the Point of Entry to make the connections to the proper phone service provider lines. After this Lease is signed, if Tenant later has other communication needs, Landlord will accommodate Tenant’s needs, as facilities are available and according to Landlord’s then current schedule of charges.

There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause whatsoever.

11. Destruction of Leased Premises

11.1 Insured Loss; Condemned by Public Authority

If the Leased Premises are damaged or destroyed by fire or other casualty covered by insurance, or condemned by public authority, whether by eminent domain or otherwise, then (i) if totally destroyed or condemned so that the Leased Premises are rendered unleaseable, this Lease shall terminate as of the date of such destruction or condemnation, and Tenant shall be liable for the rent only to the date of such destruction or condemnation, and awards for the Leased Premises shall belong to and be payable to Landlord, or (ii) if only partially destroyed or condemned and still leaseable, Landlord shall, within a reasonable time, repair the Leased Premises with a reasonable reduction in rent from the date of such partial destruction or condemnation until there be again premises substantially similar in value to Tenant as the Leased Premises partially destroyed or condemned. Landlord’s obligation to repair or restore the Leased Premises as stated herein is condition upon (a) all insurance proceeds and/or condemnation award for the Leased Premises being paid to Landlord, which are sufficient to cover the cost of said repairs and restorations, and (b) there remaining at least twenty-four (24) months in the then existing term of this Lease. If the Landlord does not repair the Leased Premises because either conditions (a) or (b) are not met, Landlord shall so notify Tenant and this Lease shall terminate as of the date of such partial destruction or condemnation and Tenant shall be liable for rent only to the date of such partial destruction or condemnation. As used herein, the date of condemnation shall be the date on which legal title vests in the condemning authority or the date on which Landlord enters into a contract for the sale for public use upon the threat of condemnation, whichever first occurs.

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11.2. Uninsured Loss

If the improvement shall be damaged or destroyed by any hazard not covered by insurance, Landlord shall have the option to cancel this Lease by giving written notice of such cancellation to Tenant within thirty (30) days after the happening of such damage or destruction, but if such option is not exercised and if such damage is not the result of the act or omission of the Tenant, Tenant’s employee or Agent or invitee, then Landlord at its own expense shall proceed with due diligence to repair or restore the improvements to their condition as existed before such damage or destruction with rent being reduced prorated in proportion to the decrease in usefulness of the Premises during repairs and restoration. If such damage is the result of the act or omission of Tenant or Tenant’s employee or Agent or invitee, then landlord at it’s option may repair or restore the Premises, the cost of which shall be paid for by Tenant in installments or in whole upon notice thereof being given to Tenant by Landlord. Tenant shall give immediate written notice to Landlord or Agent, of any damage, destruction or condemnation of the Leased Premises whether it is total or partial.

12. Landlord Inspection; Access

Tenant shall provide Landlord with up-to-date emergency phone numbers. In event of an emergency, Landlord, its agents or employees may enter the Leased Premises at any time without notice and without liability to Tenant and perform any acts related to safety, protection, preservation or improvement of The Project or the Leased Premises. Landlord shall have the right to use any means Landlord deems necessary to open any doors to gain entry to the Leased Premises. Landlord shall retain a key for all doors to and within the Leased Premises. Tenant shall deliver keys to Landlord after replacement of locks. Any entry to the Leased Premises by Landlord, its agents or employees shall not under any circumstances be considered a forcible or unlawful entry of the Leased Premises or an actual or constructive eviction of Tenant from the Leased Premises.

For non-emergencies, Landlord shall try not to disturb Tenant’s use and occupancy and when practical, give Tenant or the person in charge of the Leased Premises if Tenant is not there, twenty-four (24) hour notice of such entry; it being understood, however, that Landlord shall not be required to have any work performed outside of normal business hours. Landlord, its agents or employees shall have the right, exercisable without further notice and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for set-off or abatement of rent, to enter the Premises: (i) to inspect the Leased Premises, (ii) to supply any service to be provided by Landlord to Tenant as required by this Lease, (iii) to add ducts, plumbing or conduits through the Leased Premises, (iv) to make any other additions repairs alterations or improvements to the Leased Premises or to any other portion of the Project, (v) to post notices, and (vi) to exhibit the Leased Premises to prospective buyers, investors, tenants or other parties or (vii) for any other purpose Landlord deems necessary. Tenant hereby waives any claim for damages for any injury or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Leased Premises or any other loss occasioned by such entry.

13. Eminent Domain

13.1 Right to Award

If any or all of the Leased Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereafter referred to as a “Condemnation”), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such Deed, without deduction therefrom for any leasehold or other estate held by the Tenant by virtue of this Lease.

The Tenant hereby (i) assigns to the Landlord all of the Tenant’s right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such condemnation, against the Landlord or such condemning authority, to any payment for (A) the value of the then unexpired portion of the term, (B) leasehold damages and (C) any damage to or diminution of the value of the Tenant’s leasehold interest hereunder or any portion of the Premises not covered by such condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord’s collection of any and all such awards.

Subject to the operation and effect of the foregoing provisions of this section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages of costs incurred by the Tenant as a result of such condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such condemnation.

13.2 Effect of Condemnation

If (i) all of the Leased Premises are covered by a Condemnation, or (ii) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant’s business, or (iii) any of the building is covered by Condemnation and, in the Landlord’s reasonable opinion, it would be

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impractical to restore the remainder thereof, then, in any such event, the Lease shall terminate on the date upon which possession of so much of the Leased Premises or the Building, as the case may be, as is covered by such condemnation is taken by the condemning authority thereunder, and all rent (including, by way of example rather than of limitation, and Additional Rent payable pursuant to any addendum regarding additional rent), taxes, and other charges payable hereunder shall be prorated and paid to such date.

If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such condemnation, except that the Base Rent and Additional Rent payable shall be reduced in proportion to the square footage of floor area, if any, of the Leased Premises covered by such Condemnation.

If there is such Condemnation, the Landlord shall have no liability to the Tenant on account of any (i) interruption of the Tenant’s business upon the Premises, (ii) diminution in the Tenant’s ability to use the Premises, or (iii) other injury or damage sustained by the Tenant as a result of such condemnation.

Except for any separate proceeding brought by the Tenant under the provisions of paragraph 14.01C the Landlord shall be entitled to conduct any such Condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right it might otherwise have to participate therein.

14. Assignment; Subletting

No other person or entity may acquire any portion of the Leased Premises or of the Tenant’s interest in this Lease including the Deposit, whether by assignment, mortgage, sublease, transfer, operation of law or act of Tenant unless provided for in Exhibit I. There is no Exhibit I attached to this Lease.

15. Tenant Defaults

15.1 Definition

Events of defaults, rights, remedies and damages in Paragraph 15 are not exclusive but are cumulative and in addition to any (i) events of default, rights, remedies and damages under existing or future laws and (ii) rights and remedies contained elsewhere in this Lease. See Paragraph 22.4.

15.2 Events of Default

Each of the following events shall constitute an event of default by Tenant (“Event of Default”):

(a) If Tenant fails to pay the Rent or any other sum which the Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefore;

(b) If Tenant in any respect fails or refuses to perform fully and promptly any covenant or condition of the Lease other than those specified in subparagraph (a) or (c) of Paragraph 15.2, the breach of which Tenant is capable of curing after written notice from Landlord, including but not limited to the following:

(i) Tenant fails to maintain and provide evidence of insurance,

(ii) Tenant fails or refuses to abide by the Rules and Regulations,

(iii) Tenant fails to provide Landlord timely with Financial Information as required by this Lease,

(iv) Tenant does not carry and offer for sale at all times a full and complete stock or goods and merchandise,

(v) Tenant refuses to operate the business to full capacity at the Leased Premises,

(vi) Tenant advertises in any manner that would indicate or lead the public to believe that the Tenant is going out of business or intending to vacate the Leased Premise;

(c) If any of the following non-curable Events of Default occur:

(i) Tenant removes or attempts to remove fixtures, Landlord-owned personal property, or Tenant-owned personal property from the Leased Premises prior to termination of the term,

(ii) Tenant abandons or vacates the Leased Premises,

(iii) Landlord discovers that any financial statement given to Landlord by Tenant was materially false, or Tenant made any fraudulent misrepresentation to Landlord,

(iv) Tenant releases or discharges any form of hazardous wastes, or violates any law in the use or storage of hazardous substances,

(v) any voluntary transfer or devolution (or attempted transfer or devolution), whether by operation of law or otherwise, of the Lease, or of Tenant’s estate or of any of Tenant’s interest therein to anyone,

(vi) Tenant maintains, commits or permits waste, a nuisance, or any use which is not specifically stated as included in Paragraph 2 of this Lease,

(vii) a County Health Department rating lower than an “A” rating for a aggregate of four weeks in a twelve month period;

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(d) Following an Event of Default:

(i) as specified in subparagraph (a) of Paragraph 15.2, no notice will be given pursuant to this lease for non-payment of Rent or any other sum which Tenant is obligated to pay,

(ii) as specified is subparagraph (b) of Paragraph 15.2, Landlord shall give Tenant a written notice specifying the nature of the default and the provisions of this Lease breached and demanding that Tenant either fully cure each such default within a reasonable period not to exceed three (3) days or quit the Leased Premises. However, if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant so notifies Landlord in writing, commences cure of the default within said time period, and thereafter diligently and in good faith continues with and actually completes said cure.

(iii) as specified in subparagraph (c) of Paragraph 15.2 Landlord shall give Tenant a written notice specifying the nature of the default and the provisions of this Lease breached and the Landlord shall have the right to demand in said notice that Tenant quit the Premises within (3) days;

(e) To the extent permitted by applicable state law, the time periods provided in this Paragraph 15.2 for cure of Tenant’s curable defaults under this Lease or to quit the Leased Premises for any non-curable default shall not be in addition to but shall be concurrent with any time periods prescribed by applicable state law as a prerequisite to the commencement of legal action against Tenant.

15.3 Landlord’s Rights and Remedies upon Event of DefauIt

If at any time Tenant shall fail to cure any curable default within the time periods specified in the Lease or fails to quit the Leased Premises for any noncurable default, then Landlord may exercise any of the following rights without demand or notice:

(a) Terminate this Lease, reenter Leases Premises, take possession thereof, remove all persons therefrom and Tenant shall have no further claim thereunder;

(b) Retain Tenant’s fixtures, furniture, equipment, improvements, additions, alterations, inventory and other personal property which shall remain on the Leased Premises with the right to take exclusive possession of same and to use same, free of rent or charge, until all defaults have been cured, or at Landlord’s option, to require Tenant to forthwith remove same. Alternatively, Landlord shall have the right, but not the obligation, to remove therefrom personal property located therein and place the same in storage at the expense and risk of Tenant and if Tenant shall fail to pay the cost of storing of such property after it had been stored for the period required by law, Landlord may sell any or all of such property at public or private sale, with or without notice at the sole discretion of Landlord, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of any part of such charges or the removal of any such property, and shall apply the proceeds to such sale; first, to the cost an expenses of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of the Lease; and the residual, if any, to Tenant;

(c) Have a receiver appointed to collect rent and conduct Tenant’s business. Neither the filing of a petition for the appointment of a Receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease;

(d) Impose fines for violation of covenants, conditions, rules and regulations of this Lease, including but not limited to signage not conforming to the Allowed Sign, improper or lack of use of the dumpster. Initially, the fine for violating hours of operation for the second offense is $50.00 and all offenses thereafter are $100.00 for each occurrence. Initially, the fine for any violation regarding trash is $25,00 per notice or the actual cost of removal whichever is greater. Additional fines may be initiated at Landlord’s sole discretion. Fine must be paid within ten (10) days and are Additional Rent. The levying of said fines shall not constitute a waiver of rights to access any other remedies hereunder;

(e) Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of California and the restoration of possession pursuant to such notice shall not be deemed to be a termination of this Lease unless Landlord elects in writing to terminate at or after the time of the serving of such notices;

(f) Landlord may exercise the remedy described in Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant’s breach or abandonment and recover rent as it becomes due, if Tenant had the right to sublet or assign, subject to only reasonable limitations.);

(g) No re-entry of retaking by Landlord shall be construed as an exercise if its election to terminate this Lease unless a written notice of such election be given to Tenant or unless the Termination is decided by a court of competent jurisdiction.

(h) Deleted.

(i) If Tenant abandons or vacates the Leased Premises prior to the end of the Lease Term and Landlord has paid or is obligated to pay a commission to a third party for leasing the Leased Premises to the Tenant, then Tenant owes to Landlord as Additional Rent the amount Landlord paid or is obligated to pay for the remainder of the Lease term.

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15.4 Landlords’ Damages in Event of Termination of Lease

(a) Should Landlord elect to terminate this Lease Landlord may recover from Tenant as damages the following:

(i) the worth at the time of award of the unpaid rent which had been earned at the time of such termination, plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, plus

(iii) the worth at the time of award of the amount by which to unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the balance of the term that the Tenant proves could be reasonably avoided, plus

(iv) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant’s failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord, in (a) retaking possession of the Leased Premises, including reasonable attorney fees (b) cleaning, repairing, maintaining, operating or preserving the Leased Premises after such default, (c) preparing the Leased Premises for re-letting to a new tenant, including alterations to the Leased Premises for such re-letting, (d) management and leasing commission, and any other costs necessary or appropriate to re-let the Leased Premises, (e) general damages for breach of contract, (f) reasonable attorney fees to recover damages from Tenant.

(b) The “worth at time of award” of the amounts referred to in 15.4 (a) (i) and (ii) is computed by allowing interest at ten percent (10%) per annum, or such other rate as may be the maximum interest rate then permitted to be charged under state law at the time of computation. The “worth at the time of award” of the amount referred to in 15.4 (a)(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%).

15.5 Landlord’s Right to Cure

Upon the occurrence of an Event of Default, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, to cure such Event of Default and the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by the Tenant immediately upon demand therefore by the Landlord.

16. Landlord Liability; Failure to Perform

16.1 Landlord’s Liability

As used in this Lease, the term “Landlord” means only the current owner or owners of the leasehold estate under a master lease of the Project or a management company operating under a management agreement, or if there is no master lease or management agreement, then the current owner or owners of the fee title to the Project at the time in question. Each Landlord is obligated to perform the obligations of the Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

16.2 Landlord’s Failure to Perform

Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in Default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty- (30) day period and thereafter diligently pursued to completion. The tenant may not terminate the Lease agreement on any failure of the Landlord to fully perform the terms of the Lease.

16.3 Remedies

It is expressly understood and agreed that the tenant may only recover money losses. Any money judgment resulting from Landlord’s default or other claim arising against under this Lease shall be satisfied only out of

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the net operating income of the Landlord’s interest in the Leased Premises after all expenses, ground or master lease payments and trust deed payments. Furthermore, the sole and exclusive remedy shall be against the Landlord’s interest in Leased Premises. Landlord, nor Landlord’s shareholders, officers, directors, agents, or the partners comprising Landlord (if any) shall not be personally liable for any deficiency.

Any claim demand, right or defense of any kind by Tenant which is based upon or arises in any connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon within six (6) months (i) after the date of the inaction or omission or (ii) after the date of the occurrence of the event or of the action to which the claim, demand, or right relates, whichever applies.

17. Change of Terms; Rules and Regulations

17.1 Change of Terms

Due to concerns about future changes in city and state codes and statutes, legal issues, insurance issues and tenant issues, Landlord hereby reserves the right to change any terms and conditions in this Lease Agreement other than Rent if Landlord gives Tenant written notice thereof at least five (5) months prior to the end of the original term or any renewal of this Lease, or with thirty (30) days notice if changes are required due to governmental laws, regulations or advisories.

17.2 Change of Rules and Regulations

Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulation (hereinafter referred to as the “Rules and Regulations”), having uniform applicability to all tenants of Plaza on Fourth and governing the use of 3940-58 Fourth Avenue, With thirty (30) days notice, Landlord shall have the right to make changes or additions to the Rules and Regulations provided such changes or additions (except those affecting the safety and operation, which may take effect without prior notice) do not unreasonably affect Tenant’s use of the Leased Premises. The Rules and Regulations are in addition to, and shall not be construed to modify or amend this Lease in any way. Landlord shall not be liable for failure of any tenant to obey the Rules and Regulations. Landlord’s failure to enforce any current or subsequent rules or regulations against any tenant of the Project shall not constitute a waiver thereof. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit J.

18. Subordination

Tenant accepts this Lease subject and subordinate to the present state of title of the Leased Premises and to any recorded mortgage, deed of trust or any other lien presently existing upon the Leased Premises and to any renewal, extension or modification thereof. Landlord shall have the right to subordinate this Lease to any ground or master lease, deed of trust or mortgage encumbering the Leased Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Upon demand, Tenant agrees to execute such instruments subordinating this Lease to any future mortgage, deed of trust or other security instruments as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the right of Tenant shall remain in full force and effect during the term of this Lease, so long as Tenant shall continue to perform all of the covenants hereof.

If Tenant fails to do so within ten (10) days after written request Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document. If any ground lessor or master lessor, beneficiary or mortgagee elects to have this Lease subordinated to the lien of its ground lease or master lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed subordinated to such ground lease or master lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease or master lease, deed of trust or mortgage or the date of recording thereof.

19. Protection of Lenders and Purchasers

19.1 Estoppel

Tenant waives the protection of any statutes or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Leased Premises upon transfer of Landlord’s interest. If Landlord’s interest in the Lease Premises is acquired by sale or trade or by any ground lessor or master lessor, or by beneficiary under a deed of trust, mortgage or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Leased Premises and recognize such transferee or successor as Landlord under this Lease.

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Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed): (ii) that this Lease had not been canceled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; and (iv) that the Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

If Tenant does not deliver such statement to Landlord within such ten (10) day period, at Landlord’s option, Tenant’s failure shall be a material breach of this Lease or Landlord, and any Prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease.

19.2 Financial Statements

Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord or Landlord’s Lender or Purchaser such financial statements and tax forms as are reasonably required by Landlord’s Lender or Purchaser to facilitate the financing or refinancing of the Project. Financial statements include but are not limited to a current Income and Expense Statement of the business conducted on or from the Leased Premises, and a current Balance Sheet showing assets, liabilities and net worth of the Tenant. Tenant represents and warrants to Landlord, Landlord’s Lender or Purchaser that each financial statement is a true and accurate statement as of the date of such statement. Tenant represents and warrants to Landlord, Landlord’s Lender or Purchaser that at all times after the date of any such statement that during the Lease term and any renewal Tenant’s net worth as stated therein shall not be reduced. The Tenant shall not sell assets to affiliates at less than full value or distribute assets to shareholders if the sale or distribution would reduce the net worth of the Tenant below the net worth as of the date of this Lease. The penalty for a sale or distribution prohibited in the sentence above is: a) the Landlord may cancel the Lease without notice and b) the assets sold or distributed are subject to a lien which is hereby granted to Landlord which guarantees the full and faithful performance of this Lease.

20. Non-Responsibility

Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for damage to goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Leased Premises or the Project. Tenant agrees that Landlord shall not be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors whether such damage or injury is caused from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, hazardous contamination, or from any other cause, whether the said damage or injury results from conditions arising upon the Leased Premises or the Project, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

21. Financial Information

Tenant authorizes Landlord to check Tenant’s credit as long as Tenant owes Landlord Rent and/or other sums that Tenant is obligated to pay by any provision of this Lease or statute of law. Tenant shall provide Landlord with Income/Expense Statements and Balance Sheets of the Tenant and the Gross Sales and Income/Expense Statements for the business operating at the Leased Premises for the prior fiscal year within thirty (30) days of the date of Landlord’s request. Upon Landlord’s written request, Tenant shall allow Landlord, or a certified public accountant of Landlord’s choosing to determine Tenant’s current financial condition by reviewing Tenant’s current financial books, records, and accounts.

22. Other Charges; Interest

22.1 Business Taxes and Fees

During the full term of this Lease and any option or renewal period thereof and at its own expense, Tenant shall pay for all sales, use and excise taxes, and-all licenses due as a result of the business conducted in, on or

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about the Leased Premises. Tenant shall pay all personal property taxes assessed against the Leased Premises, including but not limited to taxes on trade fixtures, furnishings, equipment owned by Landlord or Tenant on the Leased Premises. Tenant shall pay all other taxes and fees assessed on Tenant’s business and on the Leased Premises.

22.2 Interest

Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount. However, interest shall not be charged on late charges owed by Tenant under this Lease but interest is payable on the Rent subject to the late charge. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease but, in addition to the late charge. If any interest rate specified in this Lease is higher than the rate permitted by law, that interest rate is hereby decreased to the maximum legal interest rate permitted by law.

22.3 Landlord’s Costs

Anything Tenant proposes to do and which requires Landlord consent, Landlord shall make a reasonable estimate of Landlord’s costs including, but not limited to landlord’s time and consultant/legal fees. Tenant shall deposit the estimated amount with the Landlord as a condition precedent to Landlord incurring any costs.

22.4 Professional Fees

If Landlord engages the services of attorney(s) and or other professional(s) to enforce the provisions of this Lease or if Tenant is represented by attorney(s) and or other professional(s) in any of Tenant’s dealings with Landlord, to the extent that Landlord incurs any cost or expense [including such reasonable attorney(s) or professional(s) fees] in connection with such enforcement or dealings, including but not limited to instituting, prosecuting or defending its rights in any action, proceeding or dispute by reason of any default by Tenant, or as otherwise set forth elsewhere in this Lease, the sum or sums so paid or billed to Landlord, together with all interest, costs and disbursements, shall be deemed Additional Rent and shall be due from Tenant immediately upon receipt of an invoice following the occurrence of such expenses.

Landlord and Tenant agree that if an attorney is consulted by Landlord in connection with a Tenant default, $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of default, and that Landlord may include the cost of such services and costs in said notice as rent due and payable to cure said default.

If, in the context of Tenant’s bankruptcy case, Landlord is compelled at any time to incur any expense, including attorney’s or other fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the Trustee or by Tenant, as Debtor-In-Possession, then the sum so paid by Landlord shall be awarded to Landlord by the Bankruptcy Court and shall be immediately due and payable by the Trustee or by Tenant’s bankruptcy estate to Landlord in accordance with the terms of the order of the Bankruptcy Court.

23. Landlord’s Lien

Landlord shall at all times have a valid lien for all rent, security deposit and other sums of money becoming due hereunder from Tenant upon all equipment, foodstuffs, supplies, inventory, fixtures and furniture of Tenant situated on the Leased Premises. Upon the occurrence of a material default, Landlord shall have the option, in addition to any other remedies provided herein or by law to enter upon the Leased Premises with or without the permission of Tenant and take possession of any and all equipment, foodstuffs, supplies, inventory, fixtures, and furniture of Tenant situated on the Leased Premises without liability for trespass or conversion, to sell the same without notice at private or public sale, with or without having such property at the sale, at which sale Landlord or its assigns may purchase, and to apply the proceeds thereof, less any and all reasonable expense connected with the taking of possession and sale of the property, as a credit against any sums due to Landlord by Tenant. Any surplus shall be paid to Tenant and Tenant agrees to pay any deficiency immediately. Alternatively, the lien hereby granted may be enforced by Landlord in any other manner provided by law for foreclosure of security interests. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

24. Easements

Landlord reserves for itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Leased Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

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25. Building Directory

If a building directory is provided for Tenant use, Landlord’s acceptance of any name for listing on the Building Directory will not be deemed as Landlord’s consent to any sublease, assignment or other occupancy of the Leased Premises.

26. Injunction

In the event of a breach or threatened breach by Tenant of any of the covenants or conditions hereof, Landlord shall have the right to obtain an injunction to restrain Tenant and the right to invoke any remedy allowed by law or in equity whether or not other remedies, indemnity, or reimbursements are provided herein.

27. Severability

If any provision of this Lease is held to violate any law, statute, or ordinance, such invalidity shall not invalidate the remaining portions of this Lease. If any one provision of this Lease were capable of two constrictions, one of, which would render the provisions valid, then the provisions shall have the meaning, which renders it valid.

28. No Recordation

Tenant shall not record this Lease without the written consent of Landlord.

29. Designated Parties

By written notice to Tenant, Landlord may, designate a person or firm as Landlord’s manager and rental agent in all matters concerning this Lease, the Leased Premises and the Project provided said agent can accept service of process for Landlord in matters relating to the Lease. After written notice is given to Tenant and until Tenant is notified in writing to the contrary by either Landlord or the person or firm designated, Tenant shall recognize such person or firm designated, and pay all Rent, furnish all statements and give any notice which the Tenant may be under the duty to give or elect to give to the designated person or firm. All terms and provisions of this Lease which are in any way beneficial to Landlord, including every stipulation against liability or limiting liability, shall inure to the benefit of and be applicable to the designated person or firm and its agents in the same manner and as fully and with the same effect as to Landlord. Whenever Landlord’s consent is required, Tenant shall request consent from the designated person or firm which consent, if given, shall be the consent of the designated person or firm and Landlord.

30. Interpretation

The captions of the Paragraphs or paragraphs of this Lease are to assist the parties in reading this Lease and in no way define or limit the scope or interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include tenant’s agents, employees, contractors, invitees, successors or other using the Premises with Tenant’s expressed or implied permission. The term “Landlord” means only the current owner or owners of the leasehold estate under a master lease of the Project, or a management company operating under a management agreement, or if there is no master lease or management agreement, then the current owner or owners of the fee title to the Project at the time in question.

31. Waivers

All waivers must be in writing and signed by Landlord and Tenants. The waiver by Landlord of any breach of condition, covenant or restriction contained in this Lease shall not be deemed a waiver of such condition, covenant or restriction of any subsequent breach thereof and shall not prevent landlord from enforcing any condition, covenant or restriction in the future. Efforts by Landlord to mitigate damages caused by Tenant’s breach of this Lease do not waive Landlord’s right to recover damages.

31.1 Partial Payments

No payment by Tenant or receipt by Landlord of a lesser amount than any sum due shall be deemed to be a payment in full. No endorsement or statement on any check or any letter accompanying shall be binding on Landlord. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due and negotiate such check without being bound to the conditions on such check or statement and may pursue any other remedy provided in this Lease or by law.

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31.2 Partial Performance

Landlord’s acceptance of partial performance by Tenant shall not be deemed to be an accord or satisfaction for the breach of Tenant of any condition, covenant or restriction.

31.3 Exercise of Landlord’s Rights

Tenant hereby waives all claims for damages that may be caused by Landlord’s exercise of Landlord’s rights of re-entry, repossession and removal. Tenant hereby agrees to hold Landlord harmless from any loss, liability, costs or damages which may be incurred by Landlord as a result thereof, provided Tenant shall not be obligated to hold Landlord harmless if such re-entry, repossession or removal by Landlord is made without default by Tenant. Anywhere in this lease where Landlord’s consent is required, it is at Landlord’s sole discretion whether Landlord grants consent, grant consent with conditions, or does not grant consent.

31.4 Waiver of Jury Trial

Landlord and Tenant each agree to and they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises and/or any claim or injury or damage and any statutory remedy.

32. Binding Effect; Choice of Law

This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state of California shall govern the validity, interpretation, performance and enforcement of this Lease. The Forum shall be the downtown San Diego Superior Court of San Diego County. This Lease is a commercial transaction and the restrictions of any residential Landlord-Tenant laws do not apply.

33. Force Majeure

If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or materials, government regulation or restriction and weather conditions.

34. Authority

Each individual executing this Lease directly and expressly warrants that he or she has been given and has received and accepted authority to so execute the Lease on behalf of the party for whom it is indicated they have signed, and further has expressly been given, received and accepted authority to enter into a binding agreement on behalf of such party with respect to the terms of this Lease.

If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he or she is a general partner of the partnership, that he or she has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition.

35. Joint and Several Liability

All parties signing this Lease as Tenant shall be jointly and severally liable for obligations of Tenant. An officer of a corporation signing for the corporation shall not be personally liable unless the officer also signs the Lease or Guaranty individually.

36. Guarantor

In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Tenant under this Lease. The Guaranty of this Lease is not dischargeable in bankruptcy. Each guarantor shall provide a Balance Sheet for the prior fiscal year within thirty (30) days of the date of landlords’ request.

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37. Non-Discrimination

Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against or segregation of any person or group of persons on the basis of race, color, sex, creed, national origin, ancestry or other discrimination prohibited by law in the use of the Leased Premises or any portion thereof.

38. No Other Broker

Tenant represents and warrants to Landlord that there are no agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Leased Premises unless indicated in Exhibit F attached hereto.

39. Notices

Any and all notices, demands, requests or other instruments of any kind which may be or are required to be given or served by either party under this Lease shall be served (1) upon Tenant by leaving a copy of such notice or demand at the Leased Premises or by fax to the Leased Premises and mailing a copy by United State First Class Mail addressed to Tenant at the address set forth hereinbelow or at such other address or addresses as may from time to time be designated by the Tenant in writing to Landlord, or (2) upon either Tenant or Landlord by personal service, or (3) by mailing a copy by certified mail, return receipt requested, to Tenant or Landlord at the address set forth hereinbelow, or at such other address or addresses as may be designated by either party in writing to the other party hereto. Service by any one of these methods is agreed by the parties to be effective and competed at the time of personal service, or upon deposit in an official United States postal Service Branch or official depository maintained by the United States Postal Service, with postage prepaid.

TO LANDLORD:	TO TENANT:
Acadia Corporation	Medicine Made Easy, DBA Priority Pharmacy
3954 Fourth Avenue	3940 Fourth Avenue, Suite 150
San Diego, CA 92103	San Diego, CA 92103

40. Final Understanding

This Lease contains the entire agreement and final understanding of the Parties and supersedes any and all prior written or oral agreements among them concerning the subject matter of this Lease. There are no representations, agreement, arrangement or understandings, oral or written, among the Parties, relating to the subject matter of this Lease, which are not fully expressed herein. This Lease and its final reduction to written form are the result of good faith negotiations and the joint participation of the Parties and/or their legal counsel. If any ambiguity exists in the terms of this Lease, such ambiguity shall not be construed against any party as the draftsman, but this Lease shall be construed in accordance with its fair meaning. This Lease may only be modified in writing signed by all Parties.

41. Other Provisions

41.1 Landlord’s Work

Other than locking both sides of the door to the back room, there is no Landlord’s work.

41.2 Tenant Improvements

Other than Landlord’s work, Tenant shall do all tenant improvements to the Leased Premises.

42. Special Provisions

Special provisions of this Lease marked as Exhibits are attached hereto as part hereof. These exhibits are marked Exhibits A (Area of Exclusive Use), Exhibit C (Signage), Exhibit J (Rules and Regulations) and Guaranty of Lease

Each signatory agrees that at the time this Lease is executed: the terms of this lease are commercially reasonable, no promise or representation not contained in this Lease has been made, and each party is signing this Lease of its own free

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will. The undersigned further acknowledges that the terms of this Lease are contractual and not a mere recital. Each party has been advised to seek the advice of legal counsel chosen by such party. Each party further acknowledges he/she/it has had adequate time to read this Lease and consult an independent counsel concerning the terms of this Lease and each party understands its contents.

The parties hereto have executed this Lease on the dates specified below their respective signatures.

LANDLORD ACADIA CORPORATION		TENANT Medicine Made Easy

By		By

Its	Vice-President	Its	Vice President Pharmacy Op.

DATE	January 24, 2006	DATE	January 17, 2006

By		By

Its	Secretary	Its

DATE	1-24-06	DATE

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GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) dated for references purposes only as January 9, 2006 is executed by Allion Healthcare. Inc., a Delaware Corporation (Collectively “Guarantor”) in favor of Acadia Corporation, a California corporation (“Landlord”).

Recitals

A. Medicine Made Easy, DBA Priority Pharmacy, a California corporation (“Tenant”) is entering into a Lease dated for reference purposes as January 9, 2006 whereby Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the premises located at 3940 Fourth Avenue, Suite 150, San Diego, CA 92130 (the “Leased Premises”).

B. As a condition to Landlord’s entering into and consenting to the Lease, Landlord has required that Guarantor execute and deliver to Landlord this Guaranty.

In consideration of Landlord entering into and consenting to the Lease of the Leased Premises to Tenant, Guarantor covenants and agrees as follows:

Section 1

Guaranty

Guarantor absolutely and unconditionally guarantees to Landlord the timely payment of all amounts that Tenant may at any time owe under the Lease, or any extensions, renewals, or modifications of the Lease. Guarantor further guarantees to Landlord the full, faithful, and timely performance by Tenant of the Lease, or any extensions, renewals, or modifications of the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs, or charges, or in the performance of any covenant or obligation under the Lease, then Guarantor, at Guarantor’s expense, shall on demand by Landlord fully and promptly pay all rent, sums, costs, and charges to be paid and perform all other covenants and obligations to be performed by Tenant pursuant to the Lease. In addition, Guarantor shall on demand by Landlord pay to Landlord all sums due to Landlord, including, without limitation, all interest on past due obligations of Tenant, costs advanced by Landlord, damages, and all expenses (including, without limitation, court costs and reasonable attorney fees) that may arise in consequence of Tenant’s default.

Section 2

Waivers

Guarantor authorizes Landlord, without notice or demand and without affecting Guarantor’s liability under this Guaranty, to:

(a) consent to any extensions, accelerations, or other changes in the time for any payment provided for in the Lease, or consent to any other alteration of any covenant, term, or condition of the Lease in any respect, and to consent to any assignment, subletting, or reassignment of the Lease;

(b) take and hold security for any payment provided for in the Lease or for the performance of any covenant, term, or condition of the Lease, or exchange, waive, or release any security; and

(c) apply this security and direct the order or manner of its sale as Landlord may determine. Notwithstanding any termination, renewal, extension or holding over of the Lease, this Guaranty of Lease shall continue until all of the covenants and obligations on the part of Tenant to be performed have been fully and completely performed by Tenant and Guarantor shall not be released of any obligation or liability under this Guaranty so long as there is any claim against Tenant arising out of the Lease that has not been settled or discharged in full.

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Section 3

Independent Obligations

The obligations of Guarantor under this Guaranty are independent of, and may exceed, the obligations of Tenant. A separate action may, at Landlord’s option, be brought and prosecuted against Guarantor, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any action, and Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with, or based upon the Lease, Guarantor waives any right to

(a) require Landlord to proceed against Tenant or any other person or entity or pursue any other remedy in Landlord’s power;

(b) complain of delay in the enforcement of Landlord’s rights under the Lease; and

(c) require Landlord to proceed against or exhaust any security held from Tenant or Guarantor. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause of the liability of Tenant. Guarantor waives all demands upon and notices to Tenant and to Guarantor, including, without limitation, demands for performance, notices of nonperformance, notices of non-payment, and notices of acceptance of this Guaranty of Lease.

Section 4

Definition of Tenant

For purposes of this Guaranty of Lease and the obligations and liabilities of Guarantor, the term “Tenant” shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, or others directly or indirectly leasing or occupying the Premises leased under the Lease or operating or conducting a business in or from these Premises.

Section 5

No Reporting Duty

Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform Tenant’s obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information that Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform such obligations.

Section 6

Continuing Guaranty

This Guaranty shall remain in full force notwithstanding the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief act or statute, whether now existing or later amended or enacted, or the disaffirmance of the Lease in any action or otherwise.

Section 7

Joint and Several Obligations

If this Guaranty of Lease is signed, or if the obligations of Tenant are otherwise guaranteed, by more than one party, their obligations shall be joint and several, and the release or limitation of liability of any one or more of the guarantors shall not release or limit the liability of any other guarantors.

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